Exhibit (a)(1)(iii)

Letter of Transmittal

Regarding Shares in Private Advisors Alternative Strategies Master Fund

Tendered Pursuant to the Offer to Purchase

Dated March 10, 2014

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON APRIL 11, 2014

AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY

THE FUND’S ADMINISTRATOR, EITHER BY MAIL OR BY FAX, BY 11:59 P.M.,

EASTERN TIME, ON APRIL 11, 2014, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS LETTER OF TRANSMITTAL AND FOLLOW THE TRANSMITTAL INSTRUCTIONS INCLUDED HEREIN

Ladies and Gentlemen:

The undersigned hereby tenders to Private Advisors Alternative Strategies Master Fund (“Fund”), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, shares of beneficial interest in the Fund (“Shares”) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated March 10, 2014 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase. The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby.

For Shares (or portions thereof) tendered and accepted for repurchase, shareholders of the Fund (“Shareholders”) will receive and be bound by the terms of a repurchase instrument (“Repurchase Instrument”) entitling you to be paid an amount equal to the net asset value per Shares accepted for repurchase determined as of June 30, 2014 (or a later date determined by the Fund if the Offer is extended) (in each case, the “Valuation Date”), less an “early repurchase fee” of 5.0%, if applicable, due to the Fund in connection with the Offer and subject to the terms thereof. Payment in respect of the Repurchase Instrument will be made in two or more installments.

•	The initial payment in respect of the Repurchase Instrument (‘‘Initial Payment’’) is expected to consist of approximately 90% of the amount required to be paid under such Repurchase Instrument. The Initial Payment will be made as of the later of (i) any business day that is within 45 days after the Valuation Date for the repurchase, or (ii) if the Fund has requested withdrawals of its capital from any private investment funds or “hedge funds” (collectively, “Hedge Funds”) in order to fund the repurchase of Shares, within ten business days after the Fund has received at least 90% of the aggregate amount withdrawn from the Hedge Funds. The Board of Trustees of the Fund, in its sole discretion, may hold back any amount due in respect of the Repurchase Instrument and make payments in respect of the Repurchase Instrument in any number of installments.

•	The second and final payment in respect of the Repurchase Instrument (‘‘Post-Audit Payment’’) is expected to be the difference, if any, of (i) the value of repurchased Shares, determined as of the Valuation Date and based upon the results of the annual audit of the Fund’s financial statements for which the year in which the Valuation Date occurs, and (ii) the Initial Payment. It is anticipated that the annual audit of the Fund’s financial statements will be completed within 60 days after the end of each fiscal year of the Fund and that the Post Audit Payment will be made promptly after completion of the audit. No interest will be paid on any amounts owed under the Repurchase Instrument. The Fund’s fiscal year in which this tender offer is taking place ends on March 31, 2015. The Repurchase Instrument may be prepaid, without premium, penalty or notice, at any time on or after the Valuation Date.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

VALUATION DATE: June 30, 2014

TENDER OFFER EXPIRATION DATE: 11:59 p.m., Eastern Time, April 11, 2014

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Fund’s Administrator Prior To 11:59 P.M., Eastern Time, On The Expiration Date.

PLEASE FAX OR MAIL TO THE FUND’S ADMINISTRATOR AT:

Regular Mail	Overnight Mail	Fax: (617) 956-0437
State Street Bank and Trust Company Attn: Private Advisors Alternative Strategies Master Fund Box 5493 Mail Code JHT 1651 Boston, MA 02206	State Street Bank and Trust Company Attn: Private Advisors Alternative Strategies Master Fund Attn: Transfer Agency 200 Clarendon Street 16th Floor, Mail Code JHT 1651 Boston, MA 02116	FOR ADDITIONAL INFORMATION CALL: (888) 207-6176

PART 1 - NAME (AS IT APPEARS ON YOUR PRIVATE ADVISORS ALTERNATIVE STRATEGIES MASTER FUND STATEMENT) AND CONTACT INFORMATION

Account Name/Corporation Name:
Mailing Address:
City, State, Zip:
Daytime Phone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:

PART 2.	- REQUESTED TENDER AMOUNT

☐	Full Repurchase
☐	Partial Repurchase* of ____% of Shares owned
☐	Partial Repurchase* of $____
*A minimum amount of Shares with a value of $25,000, as set forth in the Fund’s prospectus, must be maintained (“Required Minimum Balance”). The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s investment balance to fall below the Required Minimum Balance, the Fund reserves the right to (i) reduce the amount to be repurchased from the Shareholder so the value of the Shareholder’s Shares is above the Required Minimum Balance or (ii) repurchase all of the Shareholder’s Shares.

PART 3.	- REPURCHASE INSTRUMENT AND PAYMENT

The Repurchase Instrument reflecting both the Initial Payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be mailed directly to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. Payment in regard to the Repurchase Instrument will be directed back to the account at your financial intermediary from which your subscription funds were debited. Contact your financial intermediary if you have any questions. If you do not have a financial intermediary, payment will be directed to the account you indicated on your Subscription documents.

PART 4 – SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s prospectus and the Offer to Purchase dated March 10, 2014 (“Offer to Purchase”) and all capitalized terms used herein have the meaning as defined in the Fund’s prospectus. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date